                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

                                 BY AND BETWEEN

                             OppenheimerFunds, Inc.

                                       and

                           OFI Tremont Market Neutral
                                   Hedge Fund

     AMENDED AND RESTATED  AGREEMENT,  made as of the 2nd day of June,  2004, by
and   between    OppenheimerFunds,    Inc.,   a   Colorado    corporation   (the
"Administrator"),  and OFI Tremont  Market  Neutral Hedge Fund, a  Massachusetts
business trust (the "Fund").

          RECITAL

     WHEREAS,  the Administrator and the Fund are parties to the  Administration
Agreement  dated  January  2,  2003,   (the   "Agreement")  in  connection  with
administrative services for the Fund; and

     WHEREAS,  the  Administrator  and its  affiliates  are in the  business  of providing services to registered investment companies; and

     WHEREAS,  the Fund wishes to retain the  Administrator  to provide  various services  relating to the  operations of the Fund pursuant to this Agreement and the Administrator wishes to provide such services;

     NOW  THEREFORE,  in  consideration  of  the  terms  and  conditions  herein contained, the parties agree as follows:

1. Appointment of the Administrator.

     (a)  The  Fund  hereby  retains  the   Administrator  to  provide  and  the
          Administrator  hereby agrees to provide the following  services to the
          Fund:

     (i)  the provision of office space, telephone and utilities;

     (ii) the provision of  administrative  and secretarial,  clerical and other personnel as may reasonably be required by the Fund in connection with its  operations  and  the  services  required  to be  provided  by the
          Administrator under this Agreement;

     (iii)the general  supervision  of the  entities  which are  retained by the
          Fund to provide  accounting  services,  investor  services and custody services to the Fund;

     (iv) the  handling  of  inquiries  from  members  of the  Fund  ("Members")
          regarding the Fund,  including but not limited to questions concerning their investments in the Fund and capital account balances;

     (v)  monitoring  relations and  communications  between members of the Fund
          ("Members") and the Fund;

     (vi) assisting  in the  drafting  and  updating of the Fund's  registration statement,  including  its  prospectus  and  statement  of  additional information;

     (vii)assisting in the  maintenance of Member  information,  such as changes of address and employment;

     (viii) assisting  in the review of investor  applications  for  purposes of determining  the  eligibility  of investors to purchase  shares in the
          Fund ("Shares");

     (ix) reviewing,  approving and assisting in the  preparation  of regulatory filings with the Securities and Exchange Commission (the "Commission")
          and state securities regulators and other Federal and state regulatory authorities;

     (x)  preparing reports to and other informational materials for Members and assisting  in the  preparation  of proxy  statements  and other Member communications;

     (xi) monitoring  the Fund's  compliance  with Federal and state  regulatory requirements (other than those relating to investment compliance);

     (xii)reviewing  accounting  records  and  financial  reports  of the  Fund, assisting with the  preparation  of the financial  reports of the Fund and acting as liaison with the Fund's administrator, legal counsel and independent auditors;

     (xiii) assisting in the preparation and filing of Fund tax returns;

     (xiv)coordinating  and organizing  meetings of the Board of Managers of the
          Fund (the  "Board")  and  meetings  of Members as may be called by the
          Board from time to time;

     (xv) preparing materials and reports for use in connection with meetings of the Board;

     (xvi)maintaining  and  preserving  those  books and records of the Fund not
          otherwise  required  to  be  maintained  by  the  Administrator,   any
          investment  subadvisers  of the Fund or the  Fund's  administrator  or custodian;

     (xvii) reviewing and arranging for payment of the expenses of the Fund; and

     (xviii) assisting the Fund in conducting periodic repurchases of Shares.

(b) the  Administrator  is authorized to utilize the services of its  affiliates and their  respective  officers and  employees in providing  any of the services required to be provided by the Administrator under this Agreement.

     2.   the Administrator Fee; Reimbursement of Expenses.

(a) In  consideration  for the  provision by the  Administrator  of its services under this Agreement, the Fund will pay the Administrator a monthly fee computed at the  annual  rate of  0.15% of the  aggregate  value  of  outstanding  shares determined as of the last day of each calendar month (the "Administrator  Fee"), before any repurchases of shares.  The  Administrator Fee shall be paid promptly after the end of each month.

     (b)  The  Administrator  is responsible  for bearing all costs and expenses associated  with the  provision  of its services  hereunder.  The Fund shall  pay all  other  expenses  associated  with the  conduct  of its business.

3. Liability of the Administrator. The Administrator shall not be liable for any loss sustained by reason of good faith errors or omissions of the  Administrator or any affiliate of the Administrator,  or their respective directors,  officers or employees,  in connection  with any matters to which this Agreement  relates;
provided, however, that nothing in this Agreement shall be deemed to protect the
Administrator  from willful  misfeasance,  bad faith or gross  negligence in the performance of its duties,  or reckless  disregard of its obligations and duties under this Agreement.

     4.   Liability of Managers and Members.  The Administrator  understands and agrees that the  obligations  of the Fund under this Agreement are not binding upon any Member or person serving on the Board  ("Trustee") of the Fund  personally,  but bind only the Fund and the Fund's property;
          the  Administrator  represents that it has notice of the provisions of the  Declaration  of  Trust of the Fund  disclaiming  Shareholder  and
          Trustee liability for acts and obligations of the Fund.

     5.   Duration.  This Agreement will take effect on the date first set forth above.  Unless earlier terminated pursuant to paragraph 6 hereof, this
          Agreement  shall  remain in effect  for a period of two (2) years from such  date  and  thereafter  from  year  to  year,  so  long  as  such continuance  shall  be  approved  at  least  annually  by  the  Board, including the vote of the majority of the Managers who are not parties
          to  this  Agreement  or  "interested   persons,"  as  defined  by  the
          Investment  Company Act of 1940, as amended (the  "Investment  Company
          Act") and the rules thereunder, of any such party, cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority of the  outstanding  voting  securities  of the
          Fund" (as defined by the Investment Company Act), subject in such case to the  approval by a vote of the majority of the Managers who are not parties to this Agreement or  "interested  persons" (as defined in the
          Investment  Company Act and the rules  thereunder)  of any such party, cast in person at a meeting  called for the  purpose of voting on such approval.

     6.   Assignment or Amendment.  Any amendment to this Agreement  shall be in writing and shall be subject to the  approval of the Board,  including the  vote of a  majority  of the  Managers  who  are  not  "interested persons,"  as  defined  by the  Investment  Company  Act and the rules
          thereunder.   This  Agreement  shall   automatically  and  immediately
          terminate  in  the  event  of  its  "assignment,"  as  defined  in the
          Investment Company Act and the rules thereunder.

     7.   Termination. This Agreement may be terminated (i) by the Administrator at any time  without  penalty upon sixty days'  written  notice to the
          Fund (which notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty  days'  written  notice to the
          Administrator (which notice may be waived by the Administrator).

     8.   Choice of Law.  This  Agreement  shall be  governed by the laws of the
          State of New York  applicable to  agreements  made and to be performed entirely within the State of New York (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this  Agreement  having a counterpart  in or otherwise derived from a term or provision of the  Investment  Company Act shall be resolved by reference  to such term or provision of the  Investment
          Company  Act and to  interpretations  thereof,  if any,  by the United
          States  courts or, in the absence of any  controlling  decision of any such court, by rules,  regulations or orders of the Commission  issued pursuant to the Investment Company Act. In addition,  where the effect of a  requirement  of the  Investment  Company  Act  reflected  in any provision of this Agreement is revised by rule, regulation or order of the  Commission,  such provision  shall be deemed to  incorporate  the effect of such rule, regulation or order.

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     IN   WITNESS  WHEREOF,  the parties have executed this  Agreement as of the day and year first above written.

                                    OppenheimerFunds, Inc.

                                    By:
                                        --------------------------------------
                                       Name:   Brian W. Wixted
                                       Title:  Senior  Vice  President &
Treasurer

                                    OFI Tremont Market Neutral Hedge Fund

                                    By:
                                        --------------------------------------
                                       Name:    Dina C. Lee
                                       Title:   Assistant Secretary